EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christophe de Margerie, Patrick de La Chevardière and Jérôme Schmitt, acting jointly or any of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, to act, without any other, for him or her and in his or her name, place, and stead, in any and all capacities, to sign a Registration Statement on Form S-8 (including under any other appropriate Form) of TOTAL S.A., a French société anonyme, and any or all amendments (including post-effective amendments) thereto, relating to the registration under the U.S. Securities Act of 1933, as amended, of common shares, nominal value 2.50 euros each, of TOTAL S.A. that may be issued pursuant to the TOTAL 2009 and 2008 Stock Option Plans, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, or any state regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection with the foregoing, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 29th day of July, 2010.

/s/ Christophe de Margerie	/s/ Patrick Artus
Christophe de Margerie Chairman and Chief Executive Officer Director	Patrick Artus Director

/s/ Patricia Barbizet	/s/ Daniel Bouton
Patricia Barbizet Director	Daniel Bouton Director

/s/ Gunnar Brock	/s/ Claude Clément
Gunnar Brock Director	Claude Clément Director

/s/ Bertrand Collomb
Bertrand Collomb Director	Paul Desmarais Jr. Director

/s/ Thierry Desmarest	/s/ Bertrand Jacquillat
Thierry Desmarest Director	Bertrand Jacquillat Director

/s/ Anne Lauvergeon	/s/ Lord Levene of Portsoken
Anne Lauvergeon Director	Lord Levene of Portsoken Director

/s/ Claude Mandil
Claude Mandil Director	Michel Pébereau Director

/s/ Thierry de Rudder	/s/ Patrick de La Chevardière
Thierry de Rudder Director	Patrick de La Chevardière Executive Vice President and Chief Financial Officer

/s/ Dominique Bonnet	/s/ Robert Hammond
Dominique Bonnet Chief Accounting Officer	Robert Hammond Authorized Representative in the United States